AGREEMENT AND PLAN OF MERGER


                                  by and among

                                 HOMELIFE, INC.

                              a Nevada Corporation

                           HOMELIFE ACQUISITION CORP.

                             a Delaware Corporation

                                       and

                                MIT HOLDING, INC.

                             a Delaware Corporation

                                       and

                                 Andrew Cimerman

                          AGREEMENT AND PLAN OF MERGER

      THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of this 11th day of September, 2006 by and among Homelife, Inc., a Nevada corporation with its principal place of business at 1503 South Coast Drive, Suite 204, Costa Mesa, California 92626 ("HMLF"); MIT Holding, Inc., a Delaware corporation with its principal place of business at 37 West Fairmount Avenue, Suite 202, Savannah, Georgia ("MIT"); Homelife Acquisition Corp., a Delaware corporation with its principal place of business at 1503 South Coast Drive, Suite 204, Costa Mesa, California 92626 (the "Acquisition Sub"); and Andrew Cimerman, an individual residing at ____________________________ ("Cimerman"). MIT and Acquisition Sub may hereafter collectively be referred to as the "Constituent Corporations."

                                    Premises

      WHEREAS, Acquisition Sub is a wholly-owned subsidiary of HMLF; and

      WHEREAS, the directors of HMLF, MIT, and Acquisition Sub deem it advisable and to the advantage and best interests of the respective corporations and their respective stockholders that Acquisition Sub merge with and into MIT, pursuant to the provisions of the Delaware General Corporation Law and pursuant to the terms and conditions provided herein, such that MIT becomes a wholly-owned subsidiary of HMLF; and

      WHEREAS, the parties desire that the exchange qualify as a tax free reorganization meeting the requirements of Section 368(a) of the Internal Revenue Code of 1986, as amended (a "368 Reorganization").

      NOW THEREFORE, in consideration of the foregoing premises and the covenants and mutual agreements hereinafter set forth, being duly entered into by MIT and approved by a resolution adopted by its Board of Directors, being duly entered into by Acquisition Sub and approved by a resolution adopted by its Board of Directors, the parties do hereby adopt the plan of reorganization and merger provided for in this Agreement and do hereby agree that Acquisition Sub shall merge with and into MIT on the following terms, conditions and other provisions:

                                    Agreement

                                    ARTICLE I
                  REPRESENTATIONS, COVENANTS AND WARRANTIES OF
                                      HMLF

      As an inducement to and to obtain the reliance of MIT, HMLF represents and warrants that the following are true and correct as of the date hereof and will continue to be true and correct through the Effective Time (as defined in Section 3.1, below) as if made on that date

      Section 1.1 Organization. HMLF is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the jurisdiction in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in Schedule 1.1 attached hereto are complete and correct copies of the articles of incorporation, bylaws and amendments thereto as in effect on the date hereof. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not violate any provision of HMLF's articles of incorporation or bylaws. HMLF has full power, authority and legal right and has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement and the transactions contemplated hereby.

      Section 1.2 Capitalization. The authorized capitalization of HMLF consists of 500,000,000 common shares, $0.001 par value per share, 100,000 Class A Preferred Shares, no par value per share and 2,000 Class AA Preferred Shares, $500 par value. As of the date hereof, HMLF has 12,371,886 common shares issued and outstanding (of which 9,013,194 common shares are beneficially held by Cimmerman and 3,358,692 are beneficially held by shareholders other than Cimmerman), 10,000 Class A Preferred shares issued and outstanding and 50 Class AA Preferred shares issued and outstanding (collectively, the "Preferred Stock"). In addition, HMLF presently has 200,000 warrants outstanding at an exercise price of $1.75 (the "Warrants").

      All issued and outstanding shares are legally issued, fully paid and nonassessable and are not issued in violation of the preemptive or other rights of any person. All of the Company's securities have been issued in accordance with Federal and State securities laws. Except as provided in this Section 1.2, HMLF has no common shares or securities, convertible into, exercisable for or exchangeable into common shares and has no other securities issued and outstanding. HMLF has not granted any registration rights with respect to any of its securities.

      Section 1.3 Subsidiaries. Except as set forth on Schedule 1.3, HMLF has no subsidiaries and does not own any securities in any other entity.

      Section 1.4 Tax Matters: Books and Records.

      (a) The books and records, financial and others, of HMLF are in all material respects complete and correct and have been maintained in accordance with good business accounting practices; and

      (b) The audited consolidated financial statements and unaudited consolidated interim financial statements of HMLF (including any related notes and schedules), included in the SEC Reports, as defined below, accurately reflect the consolidated financial position of HMLF as of the dates thereof and the results of its operations and its cash flows for the periods then ended, in each case in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto).

      (c) HMLF has no liabilities with respect to the payment of any country, federal, state, county, or local taxes (including any deficiencies, interest or penalties).

      Section 1.5 Litigation and Proceedings. There are no actions, suits, proceedings or investigations pending or threatened by or against or affecting HMLF or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind. HMLF is not in default with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

      Section 1.6 Material Contract Defaults. HMLF is not in default under the terms of any outstanding contract, agreement, lease or other commitment, and there is no event of default under any such contract, agreement, lease or other commitment in respect of which HMLF has not taken adequate steps to prevent such a default from occurring.

      Section 1.7 Information. The information concerning HMLF as set forth in this Agreement and in the attached Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made in light of the circumstances under which they were made, not misleading. HMLF's filings with the SEC (the "SEC Reports") are complete and accurate and do not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made in light of the circumstances under which they were made, not misleading. HMLF has filed all required reports, forms, schedules and statements since May 31, 2003 to the date hereof with the SEC. The SEC Reports were prepared in all material respects with all applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). HMLF is not a party to any contract, agreement or understanding (whether written or oral) that would be required to be filed as an exhibit to the SEC Reports that has not been filed prior to the date hereto.

      Section 1.8 Title and Related Matters. HMLF has good and marketable title to and is the sole and exclusive owner of all of its properties, inventory, interest in properties and assets, real and personal (collectively, the "Assets") free and clear of all liens, pledges, charges or encumbrances. HMLF owns free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with HMLF's business. No third party has any right to, and HMLF has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision ruling or finding, would have a materially adverse affect on the business, operations, financial conditions or income of HMLF or any material portion of its properties, assets or rights.

      Section 1.9 Contracts On the Closing Date, except for the payments referred to in Section 3.3 herein for the payment to be made from the closing proceeds:

      (a) There are no material contracts, agreements franchises, license agreements, or other commitments to which HMLF is a party or by which it or any of its properties are bound, including any material oral or written: (I) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties, of obligations, which, in the aggregate exceed $1,000; (v) consulting or other contract with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate; (vi) collective bargaining agreement; (vii) contract, agreement or other commitment involving payments by it for more than $10,000 in the aggregate; and

      (b) HMLF is not a party to any contract, agreement, commitment or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which or in the future may (as far as HMLF can now foresee) affect the business, operations, properties, assets or conditions of HMLF.

      Section 1.10 Compliance With Laws and Regulations. Neither HMLF nor any of its subsidiaries is in violation of, or has violated, any applicable provisions of any laws, statutes, ordinances, or regulations.

      Section 1.11 Authorization. On the Closing Date, (i) there will be no provision in HMLF's Articles of Incorporation, as amended, or in its By-Laws, as amended, which prohibits or limits HMLF's ability to consummate the transactions contemplated hereby, (ii) HMLF shall have the right, power and authority to enter into this Agreement and to consummate all of the transactions and fulfill all of the obligations contemplated hereby and (iii) the execution and delivery of this Agreement and the due consummation by HMLF of the transactions contemplated hereby will have been duly authorized by all necessary corporate action of the Board of Directors and stockholders of HMLF. This Agreement constitutes a legal, valid and binding agreement of HMLF enforceable against HMLF in accordance with its terms.

      Section 1.12 Material Transactions or Affiliations. Other than Cimerman, there are no material contracts or agreements of arrangement between HMLF and any person, who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known to beneficially own ten percent (10%) or more of the issued and outstanding common shares of HMLF and which is to be performed in whole or in part after the date hereof. HMLF has no commitment, whether written or oral, to lend any funds to, borrow any money from or enter into material transactions with any such affiliated person.

      Section 1.13 No Conflict or Violation. Subject to the fulfillment of all of the conditions set forth in Articles V and VI hereof, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby in accordance herewith, nor compliance by HMLF with any of the provisions hereof will result in: (i) a violation of or a conflict with any provision of HMLF's Articles of Incorporation, as amended, or By-Laws, as amended, (ii) a breach of, or default under any term, condition or provision of any obligation, agreement or undertaking, whether oral or written to which HMLF is a party, or an event which, with the giving of notice, lapse of time, or both, would result in any such breach, (iii) a violation of any applicable law, rule, regulation, order, decree or other requirement having the force of law, or order, judgment, writ, injunction, decree or award, or an event which, with the giving of notice, lapse of time, or both, would result in any such violation, or
(iv) any person having the right to enjoin, rescind or otherwise prevent or impede the transactions contemplated hereby or to obtain damages from HMLF or to obtain any other judicial or administrative relief as a result of any transaction carried out in accordance with the provisions of this Agreement.

      Section 1.14 Governmental Authorizations. HMLF has all licenses, franchises, permits or other governmental authorizations legally required to enable it to conduct its business as conducted on the date hereof. Except as provided in Schedule 1.14, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by HMLF of this Agreement and the consummation of the transactions contemplated hereby.

      Section 1.15 No Material Adverse Events. Since May 31, 2005 HMLF and its subsidiaries have conducted their business in the ordinary course consistent with past practice and there has not been:

      (a) Any event, occurrence or development of a state of circumstances or facts which, individually or in the aggregate, has had, or would be reasonably likely to have, a material adverse affect on HMLF; or

      (b) Any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of HMLF, or any repurchase, redemption or other acquisition by HMLF of any outstanding shares of capital stock or other equity securities of, or other ownership interests in HMLF or pursuant to the terms of employee and director stock options; or any change prior to the date hereof in any method of accounting or accounting practice by HMLF; or any transaction or commitment made, or any contract, agreement or settlement entered into, by HMLF relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by HMLF of any contract or other right, in either case, material to HMLF other than those contemplated by this Agreement; or any amendment of any material term of any outstanding security of HMLF; or any tax election made or changed, audit settled, or amended tax return filed, in each case, that is reasonably likely to result in a tax liability material to HMLF.

      Section 1.16 No Liabilities. As of the Closing Date HMLF does not have any liabilities or obligations of any kind whatsoever (whether direct, indirect, accrued, contingent, absolute, secured or unsecured, determined, determinable or otherwise), including liabilities as guarantor or surety or otherwise for the obligations of others and tax liabilities due or to become due. There is no basis for any material claims against HMLF's assets and HMLF does not have creditors whose prior consent might be required by law for the Merger.

      Section 1.17 Due Diligence. HMLF and its representatives have had the opportunity to perform all due diligence investigations of MIT and its business, as they have deemed necessary or appropriate and to ask questions of MIT's officers and directors and have received satisfactory answers to all of their questions. HMLF and its representatives have had access to all documents and information about MIT and have reviewed sufficient information to allow them to evaluate the merits and risks of the Merger

      Section 1.18 Books and Records. Except for the minute book and accounting and corporate records of HMLF furnished to MIT, there are no other books, records or accounts of HMLF.

      Section 1.19 368 Reorganization. Neither HMLF nor any of its affiliates has taken or agreed to take any action or is aware of any fact or circumstance that would prevent the Merger from qualifying as a 368 Reorganization.

      Section 1.20 No Convertible Securities. Prior to the Closing Date, neither HMLF nor Acquisition Sub has authorized and does not have in effect any stock options or stock purchase plans, dividend reinvestment plans or similar plans pursuant to which any person is entitled to acquire capital stock of either HMLF or Acquisition Sub or any securities convertible into or exchangeable for its capital stock. No shares of capital stock of either HMLF or Acquisition Sub will be awarded or issued without the prior written authorization of MIT.

      Section 1.21 Acquisition Sub. Acquisition Sub is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with all requisite power and authority to carry on any business in which it is engaged, to own any properties and assets it owns, and is duly qualified and licensed to do business and is in good standing in all jurisdictions where the nature of its business makes such qualification necessary. Acquisition Sub was organized for the sole purpose of consummating this Merger, and Acquisition Sub has no debts, liabilities, or obligations of any kind to any person or entity.

      Section 1.22 The OTC-BB

      (a) HMLF is listed on the National Association of Securities Dealers, Inc. OTC Bulletin Board (the "Principal Market"). HMLF shall maintain the common stock's authorization for quotation on the Principal Market. HMLF shall not take any action which would be reasonably expected to result in the de-listing or suspension of the common stock on the Principal Market (excluding suspensions of not more than one trading day resulting from business announcements by HMLF). HMLF shall promptly provide to MIT copies of any notices it receives from the Principal Market regarding the continued eligibility of the common stock for listing on the Principal Market.

      (b) HMLF shall maintain the listing of its common stock on the Principal Market and shall (i) timely file SEC Reports, at its expense, in accordance with the Exchange Act; and (ii) comply with the requirements of Rule 14C of the Exchange Act.

                                   ARTICLE II
                    REPRESENTATIONS, COVENANTS AND WARRANTIES
                                     OF MIT

      As an inducement to, and to obtain the reliance of HMLF, MIT represents and warrants as follows:

      Section 2.1 Organization. MIT is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has the corporate power and is duly authorized, qualified and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign entity in the country or states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Schedule 2.1 contains complete and correct copies of the articles of incorporation, bylaws and amendments thereto as in effect on the date hereof. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of MIT's certificate of incorporation or bylaws. MIT has full power, authority and legal right and has taken all action required by law, its articles of incorporation, bylaws or otherwise to authorize the execution and delivery of this Agreement.

      Section 2.2 Capitalization. The authorized capitalization of MIT consists of 100,000,000 shares of common stock, $0001 par value per share, and 5,000,000 shares of preferred stock, $.0001 par value per share. As of the date hereof, there are 21,000,000 common shares issued and outstanding, and the Company has neither designated any series of, nor issued any preferred stock, provided, however, that MIT is presently pursuing financing transactions (the "Financing") that will involve the sale of securities convertible into or exchangeable for MIT's capital stock, and the capitalization of MIT on the Closing date shall reflect the issuance of such securities. .

      All issued and outstanding common shares have been legally issued, fully paid, are non-assessable and not issued in violation of the preemptive rights of any other person. MIT has no other securities, warrants or options authorized or issued, except for securities to be issued in the Financing.

      Section 2.3 Subsidiaries. Except as set forth on Schedule 2.3, MIT has no subsidiaries and does not own any securities in any other entity.

      Section 2.4 Tax Matters; Books & Records.

      (a) The books and records, financial and others, of MIT are in all material respects complete and correct and have been maintained in accordance with good business accounting practices; and

      (b) The audited consolidated financial statements and unaudited consolidated interim financial statements of MIT (including any related notes and schedules), accurately reflect the consolidated financial position of MIT as of the dates thereof and the results of its operations and its cash flows for the periods then ended, in each case in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto).

      (c) MIT has no liabilities with respect to the payment of any country, federal, state, county, or local taxes (including any deficiencies, interest or penalties).

      Section 2.5 Information. The information concerning MIT as set forth in this Agreement and in the attached Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

      Section 2.6 Title and Related Matters. Except as set forth in Schedule 2.6, MIT has good and marketable title to and is the sole and exclusive owner of all of its properties, inventory, interests in properties and assets, real and personal (collectively, the "Assets") free and clear of all liens, pledges, charges or encumbrances. Except as set forth in Schedule 2.6, MIT owns free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with MIT's business. Except as set forth in
Schedule 2.6, no third party has any right to, and MIT has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse affect on the business, operations, financial conditions or income of MIT or any material portion of its properties, assets or rights.

      Section 2.7 Litigation and Proceedings. There are no actions, suits or proceedings pending or threatened by or against or affecting MIT, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse effect on the business, operations, financial condition, income or business prospects of MIT. MIT does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality.

      Section 2.8 No Conflict or Violation. Subject to the fulfillment of all of the conditions set forth in Articles V and VI hereof, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby in accordance herewith, nor compliance by MIT with any of the provisions hereof will result in: (i) a violation of or a conflict with any provision of MIT's Articles of Incorporation, as amended, or By-Laws, as amended, (ii) a breach of, or default under any term, condition or provision of any obligation, agreement or undertaking, whether oral or written to which MIT is a party, or an event which, with the giving of notice, lapse of time, or both, would result in any such breach, (iii) a violation of any applicable law, rule, regulation, order, decree or other requirement having the force of law, or order, judgment, writ, injunction, decree or award, or an event which, with the giving of notice, lapse of time, or both, would result in any such violation, or
(iv) any person having the right to enjoin, rescind or otherwise prevent or impede the transactions contemplated hereby or to obtain damages from MIT or to obtain any other judicial or administrative relief as a result of any transaction carried out in accordance with the provisions of this Agreement.

      Section 2.9 Material Contract Defaults. MIT is not in default under the terms of any outstanding contract, agreement, lease or other commitment, and there is no event of default under any such contract, agreement, lease or other commitment in respect of which MIT has not taken adequate steps to prevent such a default from occurring.

      Section 2.10 Governmental Authorizations. MIT has all licenses, permits and other governmental authorizations that are legally required to enable it to conduct its business operations as conducted on the date hereof. No authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by MIT of the transactions contemplated hereby.

      Section 2.11 Compliance With Laws and Regulations. MIT has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of MIT or would not result in MIT 's incurring any material liability.

      Section 2.12 Approval of Agreement. The directors and shareholders of MIT have authorized the execution and delivery of the Agreement and have approved the transactions contemplated hereby.

      Section 2.13 Material Transactions or Affiliations. Except as set forth on
Schedule 2.13, as of the Closing Date, there will exist no material contract, agreement or arrangement between MIT and any person who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by MIT to own beneficially, ten percent (10%) or more of the issued and outstanding common shares of MIT and which is to be performed in whole or in part after the date hereof. MIT has no commitment, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.

      Section 2.14 Liabilities. Except as provided in the financial statements of MIT for the year ended December 31, 2005 and Schedule 2.14 and liabilities incurred by MIT in the ordinary course of business since December 31, 2005,. (i) MIT does not have any liabilities or obligations of any kind whatsoever (whether direct, indirect, accrued, contingent, absolute, secured or unsecured, determined, determinable or otherwise), including liabilities as guarantor or surety or otherwise for the obligations of others and tax liabilities due or to become due and (ii) there is no basis for any material claims against MIT's assets and MIT does not have creditors whose prior consent might be required by law for the Merger.

      Section 2.15 Due Diligence. MIT and its representatives have had the opportunity to perform all due diligence investigations of HMLF and its business, as they have deemed necessary or appropriate and to ask questions of HMLF's officers and directors and have received satisfactory answers to all of their questions. MIT and its representatives have had access to all documents and information about HMLF and have reviewed sufficient information to allow them to evaluate the merits and risks of the Merger


                                   ARTICLE III
                                   THE MERGER


      Section 3.1 The Merger.

      (a) On and subject to the terms and conditions of this Agreement, the Acquisition Sub will merge with and into MIT (the "Merger"), and MIT shall be the corporation surviving the Merger (the "Surviving Corporation"). On the Closing Date: (i) HMLF and the Acquisition Sub will deliver to MIT the various certificates, instruments, and documents required in this Agreement, (ii) MIT will file with the Secretary of State of the State of Delaware Articles of Merger in the form attached hereto as Exhibit B (the "Articles of Merger"), and
(iii) HMLF will deliver to MIT's shareholders the certificates evidencing the shares of HMLF's common stock issued in the Merger.

      (b) The Merger shall become effective at the time (the "Effective Time") MIT files the Articles of Merger with the Secretary of State of the State of Delaware. After the Effective Time, MIT shall continue its corporate existence under the laws of the State of Delaware, and the separate existence and corporate organization of Acquisition Sub, except insofar as it may be continued by operation of law, shall be terminated and cease.

      Section 3.2 Common Stock of Ambulatory and Acquisition Sub.

      (a) On the Effective Time, by virtue of the Merger and without any further action on the part of the Constituent Corporations or their respective stockholders, each share of common stock of MIT issued and outstanding immediately prior thereto shall be combined, changed and converted into one (1) share of common stock of HMLF, in each case fully paid and nonassessable. On the Effective Time, by virtue of the Merger and without any further action on the part of the Constituent Corporations or their respective security holders any issued or outstanding securities convertible into or exchangeable into shares of common stock of MIT shall change and convert into securities convertible into shares of common stock of HMLF, on otherwise identical terms. Such shares shall be issued to the Shareholders as set forth on Schedule 3.2.

      (b) On the Effective Time, by virtue of the Merger and without any further action on the part of the Constituent Corporations or their respective stockholders, each share of Acquisition Sub issued and outstanding immediately prior thereto shall be combined, changed and converted into one thousandth of one (.001) share of common stock of MIT, such that HMLF shall own all the issued and outstanding common stock of MIT.

      (c) At the Closing Date, HMLF will not have issued or outstanding any other shares of stock, nor any options or other rights to purchase the shares of HMLF, nor any instrument convertible into or exchangeable for shares of MIT, other than as set forth on Schedule 3.2. No shareholder of HMLF will have any preemptive right or similar right to purchase the shares of HMLF.


      Section 3.3 Stock Certificates.

      (a) Certificates of MIT. On and after the Effective Time, all of the outstanding certificates that, prior to that time, represented shares of common stock of MIT shall be deemed for all purposes to evidence ownership of and to represent the proportionate number of shares of HMLF, converted as herein provided, and shall be so registered on its books and records. The registered owner of any such outstanding stock certificate shall, until such certificate shall have been surrendered for conversion or otherwise accounted for to the Surviving Corporation or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distribution upon the shares of HMLF evidenced by such outstanding certificate as above provided.

      (b) Certificates of Acquisition Sub. On and after the Effective Time, all of the outstanding certificates that, prior to that time, represented shares of common stock of Acquisition Sub shall be deemed for all purposes to evidence ownership of and to represent the proportionate number of shares of MIT, converted as herein provided, and shall be so registered on its books and records. The registered owner of any such outstanding stock certificate shall, until such certificate shall have been surrendered for conversion or otherwise accounted for to the Surviving Corporation, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distribution upon the shares of MIT evidenced by such outstanding certificate as above provided. All of the capital stock of the Acquisition Sub shall be owned by HMLF.

      Section 3.4 Additional Consideration. In addition to the consideration set forth in Section 3.2 hereof, the following additional consideration shall be paid at closing: (1) MIT shall pay HMLF the sum of $250,000 (the "Cash Consideration") which such amount shall be disbursed by HMLF to pay any and all liabilities (including any liabilities relating to three tax liens assessed by the Internal Revenue Service and the State of California against the Company in 1997, 1998 and 2003) of HMLF that exist at Closing in accordance with an updated schedule of liabilities provided by HMLF to MIT on the Closing Date,. Such schedule of liabilities shall be substantially in accordance with the estimated liabilities as set forth on Schedule 3.4 annexed hereto. If all liabilities that exist at Closing have been paid, excluding loans payable to Cimerman, then HMLF shall utilize the balance of the Cash Consideration to repay such loans payable from HMLF to Cimerman; (2) Cimerman, President of HMLF shall retain 240,000 shares of his HMLF Common Stock after HMLF undertakes its agreed upon reverse stock split (see Section 3.6 below). Based on Cimerman's present beneficial ownership of 9,013,194 shares of HMLF common stock, Cimerman shall own 240,000 shares after the reverse stock split. As further consideration for Cimerman retiring his shares of HMLF Common Stock that will allow him to retain 240,000 shares of HMLF Common Stock after the reverse stock split set forth in section
3.6 is undertaken, all the assets and all the liabilities of HMLF shall be spun out to a separate entity controlled by Cimerman in accordance with federal and state securities laws. HMLF has filed a Definitive 14C Information Statement with the SEC approving such transaction and distributed the 14C to its shareholders. Furthermore, Cimerman agrees that he shall sign a lock up agreement at Closing which states that the 240,000 shares can be sold as follows: (i) the first 90 days after Closing, no shares can be sold (Cimerman is an affiliate and his shares of HMLF can not be sold under Rule 144(k) of the 1933 Securities Act until 90 days after Closing); (ii) for the twelve (12) month period after such 90 day period, Cimerman can sell up to 20,000 shares per month, in accordance with federal and state securities laws.

      Section 3.5 Events Prior to Closing. Upon execution hereof or as soon thereafter as practical, management of HMLF and MIT shall execute, acknowledge and deliver (or shall cause to be executed, acknowledged and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions rulings or other instruments required by this Agreement to be so delivered, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby, subject only to the conditions to Closing referenced herein below.

      Section 3.6 Reverse Stock Split. As a condition to Closing, HMLF hereby agrees to undertake an approximately one (1) for 4.2 reverse stock split of its issued and outstanding shares, as directed by MIT prior to the Closing Date. Except as set forth in this Section 3.6, HMLF shall not effect another reverse stock split during the 12 month period immediately following the Closing Date.

      Section 3.7 Closing. The closing of the Merger shall take place at the offices of McLaughlin & Stern LLP, 260 Madison Avenue, New York, New York 10016, or such other place as the parties may mutually agree (the "Closing"). The date on which the Closing occurs is referred to herein as the "Closing Date". MIT and HMLF shall use their best efforts to cause the closing to occur not later than September 29, 2006.

      Section 3.8 Termination.

      (a) This Agreement may be terminated by either HMLF or MIT at any time prior to the Closing Date if:

            (i) there shall be any action or proceeding before any court or any governmental body which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement and which, in the judgment of such party, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the transactions contemplated by this Agreement; or

            (ii) any of the transactions  contemplated hereby are disapproved by
any  regulatory   authority  whose  approval  is  required  to  consummate  such transactions.

      In the event of termination pursuant to this paragraph (a) of this Section 3.8, no obligation, right, or liability shall arise hereunder and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting and execution of this Agreement and the transactions herein contemplated.

      (b) This Agreement may be terminated at any time prior to the Closing Date by HMLF if MIT shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of MIT contained herein shall be inaccurate in any material respect, which noncompliance or inaccuracy is not cured within 20 days after written notice thereof is given to MIT. If this Agreement is terminated pursuant to this paragraph (b) of this Section 3.8, this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder.

      (c) This Agreement may be terminated at any time prior to the Closing Date by action of MIT if HMLF shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of HMLF contained herein shall be inaccurate in any material respect, which noncompliance or inaccuracy is not cured within 20 days after written notice thereof is given to HMLF. If this Agreement is terminated pursuant to this paragraph (c) of this Section 3.8, this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder.

      This Agreement shall terminate automatically if the Closing has not taken place or on before October 31, 2006, unless adjourned to a later date by mutual consent in writing. Notwithstanding the foregoing, if HMLF fails to fulfill any of the conditions precedent set forth in Article VI, MIT may, in its discretion, toll the automatic termination date set forth in this Section 3.8(c) for up to as many days that such condition precedent remains unfulfilled, and provided, however, the parties acknowledge the transactions described in Section 6.6 shall occur on the Closing Date.

      In the  event of  termination  pursuant  to  paragraph  (b) or (c) of this
Section 3.8, the breaching party shall bear all of the expenses incurred by the other party in connection with the negotiation, drafting and execution of this Agreement and the transactions herein contemplated, not to exceed $20,000.


                                   ARTICLE IV
                                SPECIAL COVENANTS

      Section 4.1 Access to Properties and Records. Prior to closing, HMLF and MIT will each afford to the officers and authorized representatives of the other full access to the properties, books and records of each other, in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other and each will furnish the other with such additional financial and operating data and other information as to the business and properties of each other, as the other shall from time to time reasonably request.

      Section 4.2 Availability of Rule 144. HMLF and MIT shareholders holding "restricted securities," as that term is defined in Rule 144 promulgated pursuant to the Securities Act will remain as "restricted securities". HMLF is under no obligation to register such shares under the Securities Act, or otherwise. The covenants set forth in this Section 4.2 shall survive the Closing and the consummation of the transactions herein contemplated.

      Section 4.3 Special Covenants and Representations Regarding the HMLF Common Shares to be Issued in the Merger. The transactions contemplated by this Agreement constitutes the offer and sale of securities under the Securities Act, and applicable state statutes. Such transaction shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, inter alia, upon the circumstances under which the MIT shareholders acquire such securities.

      Section 4.4 Third Party Consents. HMLF and MIT agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

      Section 4.5 Actions Prior and Subsequent to Closing.

      (a) From and after the date of this Agreement until the Closing Date, except as permitted or contemplated by this Agreement, HMLF and MIT will each:

            (i) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

            (ii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

            (iii) perform in all material respects all of its obligations under material contracts, leases and instruments relating to or affecting its assets, properties and business; and

            (iv) conduct its business in the ordinary course, except that MIT shall be able to consummate the Financing.

      (b) From and after the date of this Agreement until the Closing Date, HMLF will not, without the prior consent of MIT:

            (i) except as otherwise specifically set forth herein, make any change in its articles of incorporation or bylaws;

            (ii) declare or pay any dividend on its outstanding Common Shares or otherwise change its capitalization, except as provided herein;

            (iii) enter into or amend any employment, severance or agreements or arrangements with any directors or officers;

            (iv) grant, confer or award any options, warrants, conversion rights or other rights not existing on the date hereof to acquire any Common Shares; or

            (v) purchase or redeem any Common Shares.

      Section 4.6 Indemnification by MIT. In addition to and not in limitation of MIT's indemnification obligations set forth elsewhere in this Agreement, MIT shall, defend, indemnify, and hold harmless HMLF and its affiliates and its respective officers, directors, shareholders, agents and employees (individually, a "HMLF Indemnitee" and collectively the "HMLF Indemnitees"), from and against any and all claims, losses, deficiencies, liabilities, obligations, damages, penalties, punitive damages, costs, and expenses (including, without limitation, reasonable legal, accounting and consulting fees), whether or not resulting from third party claims (collectively, "Losses"), suffered by a HMLF Indemnitee, which arise out of or result from:

      (a) Any material inaccuracy or misrepresentation in or material breach of any of the representations, warranties, covenants or agreements made by MIT in this Agreement or in any document, certificate or affidavit delivered by MIT pursuant to the provisions of this Agreement;

      (b) any material obligation, liability, debt or commitment of MIT which is not incurred in the ordinary course of business or not disclosed herein or in the financial statements, whether or not paid by HMLF; and

      (c) any other matter relating to the conduct of business by MIT prior to the Closing (including, but not limited to, all acts, omissions and conditions existing or occurring prior to the Closing for which any of the HMLF Indemnitees is alleged to be liable pursuant to any successor or similar theory of liability) not incurred in the ordinary course of business and which is not disclosed herein or in the financial statements.

      Section 4.7 Indemnification By HMLF and Cimerman.

      (a) In addition to and not in limitation of HMLF's indemnification obligations set forth elsewhere in this Agreement, HMLF defend, indemnify, and hold harmless the MIT Indemnitees, from and against any and all claims, losses, deficiencies, liabilities, obligations, damages, penalties, punitive damages, costs, and expenses (including, without limitation, reasonable legal, accounting and consulting fees), whether or not resulting from third party claims (collectively, "Losses"), suffered by a MIT Indemnitee, which arise out of or result from:

            (i) any inaccuracy or misrepresentation in or breach of any of the representations, warranties, covenants or agreements made by HMLF in this Agreement; or in any document, certificate or affidavit delivered by HMLF pursuant to the provisions of this Agreement;

            (ii) any obligation, liability, debt or commitment of HMLF which is not disclosed herein; and

            (iii) any other matter relating to the conduct of business by HMLF prior to the Closing (including, but not limited to, all acts, omissions and conditions existing or occurring prior to the Closing for which any of the MIT Indemnitees is alleged to be liable pursuant to any successor or similar theory of liability).

      (b) As provided in this Section 4.7 (b) Cimerman  shall  indemnify the MIT
Indemnitees: (i) with respect to Losses which are not Franchise Losses, in an amount of up to $100,000 and such indemnity obligation shall expire 24 months from the date hereof with respect to Losses which are not Franchise Losses and
(ii) with respect to Franchise Losses such indemnity obligations shall be unlimited but restricted to the losses resulting from the franchise agreement and, shall continue as long as such franchise agreement exists. "Franchise Losses" shall mean any liabilities, costs or expenses incurred by HMLF as a result of HMLF's or any affiliate or subsidiary of HMLF's failure to comply with state or federal franchise laws or in connection with the franchise operations of HMLF or its subsidiaries or affiliates that occurred prior to Closing. The obligation of Cimerman shall be in addition to and not in limitation of HMLF's indemnification obligations set forth elsewhere in this Agreement.

      Section 4.8 Indemnification Payments. All indemnity payments, whether by HMLF, Cimerman or MIT, to be made under this Agreement, shall be made in immediately available funds within 30 days of the claim for indemnification.

      Section 4.9 Procedure for Third Party Claims.

      (a) Notice to the indemnifying party shall be given promptly after receipt by MIT, Cimerman or HMLF of actual knowledge of the commencement of any action or the assertion of any claim that will likely result in a claim by it for indemnity pursuant to this Agreement. Such notice shall set forth in reasonable detail the nature of such action or claim to the extent known, and include copies of any written correspondence or pleadings from the party asserting such claim or initiating such action. The indemnified party shall be entitled, at its own expense, to assume or participate in the defense of such action or claim. If the indemnifying party assumes the defense of such action or claim, it shall be conducted by counsel chosen by such party and approved by the party seeking indemnification, which approval shall not be unreasonably withheld.

      (b) For actions where the indemnifying party does not exercise its right to assume the defense, the party seeking indemnification shall assume and control the defense of and contest such action. The indemnifying party shall be entitled to participate in the defense of such action, the cost of such participation to be at its own expense. The indemnifying party shall pay the reasonable attorneys' fees and expenses of the party seeking indemnification to the extent that such fees and expenses relate to claims as to which indemnification is payable under this Agreement, as such expenses are incurred.

      (c) Both the indemnifying party and the indemnified party shall cooperate fully with one another in connection with the defense, compromise, or settlement of any such claim or action, including, without limitation, by making available to the other all pertinent information and witnesses within its control.

      (d) No indemnified party shall have the right to settle any action brought against it without the consent of the indemnifying party, unless the indemnifying party does not assume the defense and control of such action. The indemnifying party shall be responsible for the costs of such settlement. The indemnifying party shall have the right to settle any action brought against an indemnified party as long as the indemnified party has been delivered a complete release as a condition of the settlement.

      Section 4.10 MIT and HMLF will each use its reasonable best efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement.

      Section 4.11 HMLF will continue at least one significant historic business line of MIT, or use at least a significant portion of MIT's historic business assets in a business, in each case within the meaning of Reg. ss.1.368-1(d), except that the HMLF may transfer MIT's historic business assets (i) to a corporation that is a member of the HMLF's "qualified group," within the meaning of Reg. ss.1.368-1(d)(4)(ii), or (ii) to a partnership if (A) one or more members of the HMLF's "qualified group" have active and substantial management functions as a partner with respect to the MIT's historic business or (B) members of the HMLF's "qualified group" in the aggregate own an interest in the partnership representing a significant interest in MIT's historic business, in each case within the meaning of Reg. ss.1.368-1(d)(4)(iii).


      Section 4.12 HMLF agrees to use its best efforts to change its name as soon as practicable after HMLF files a Schedule 14C or Schedule 14A with the Securities and Exchange Commission and obtains the requisite number of votes from its shareholders; provided however that HMLF shall not be required to file a Schedule 14A or Schedule 14C in connection with its covenants pursuant to this Section. Upon changing its name, HMLF agrees to use its best efforts to change its symbol on the OTCBB.

                                    ARTICLE V
                   CONDITIONS PRECEDENT TO OBLIGATIONS OF HMLF

      The   obligations  of  HMLF  under  this  Agreement  are  subject  to  the satisfaction, at or before the Closing Date, of the following conditions:

      Section 5.1 Accuracy of Representations. The representations and warranties made by MIT in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at the Closing Date (except for changes therein permitted by this Agreement), and MIT shall have performed or compiled with all covenants and conditions required by this Agreement to be performed or complied with by MIT prior to or at the Closing. HMLF shall be furnished with a certificate, signed by a duly authorized officer of MIT and dated the Closing Date, to the foregoing effect.

      Section 5.2 Approval. The Board of Directors and shareholders of MIT shall have approved this Agreement and the transactions contemplated herein.

      Section 5.3 Officer's Certificate. HMLF shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of MIT to the effect that: (a) the representations and warranties of MIT set forth in the Agreement and in all Exhibits, Schedules and other documents furnished in connection herewith are in all material respects true and correct as if made at the Effective Time; (b) MIT has performed all covenants, satisfied all conditions, and complied with all other terms and provisions of this Agreement to be performed, satisfied or complied with by it as of the Effective Time; (c) since such date and other than as previously disclosed to HMLF, MIT has not entered into any material transaction other than transactions which are usual and in the ordinary course of its business; and (d) no litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of MIT, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the attached schedules provided by MIT, by or against MIT which might result in any material adverse change in any of the assets, properties, business or operations of MIT.

      Section 5.4 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of MIT.

      Section 5.5 Other Items. HMLF shall have received such further documents, certificates or instruments relating to the transactions contemplated hereby as HMLF may reasonably request.

      Section 5.6 Audited Financial Statements. MIT agrees to provide HMLF with the following financial statements prior to Closing:

      (a) Annual Financial Statements. An audited balance sheet as of the end of MIT's most recent fiscal year and audited statements of income, cash flows and changes in stockholders' equity for each of the two fiscal years preceding the date of such audited balance sheet (or such shorter period as MIT has been in business);

      (b) Interim Financial Statements. An unaudited balance sheet as of the end of MIT's most recent fiscal quarter if the most recent fiscal quarter ended at least 45 days from the Closing Date or the prior fiscal quarter if the most recent fiscal quarter ended within 45 days of the Closing Date, and income statements and statements of cash flows for such interim period up to the date of such balance sheet and the comparable period of the preceding fiscal year. Such Interim financial statements may be unaudited; however such interim financial statements shall be reviewed by an independent public accountant using professional standards and procedures for conducting such reviews, as established by generally accepted auditing standards.


                                   ARTICLE VI
                   CONDITIONS PRECEDENT TO OBLIGATIONS OF MIT

      The   obligations   of  MIT  under  this  Agreement  are  subject  to  the
satisfaction, at or before the Closing Date (unless otherwise indicated herein), of the following conditions:

      Section 6.1 Accuracy of Representations. The representations and warranties made by HMLF in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and HMLF shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by HMLF prior to or at the Closing. MIT shall have been furnished with a certificate, signed by a duly authorized executive officer of HMLF and dated the Closing Date, to the foregoing effect.

      Section 6.2 Approval. The Board of Directors of HMLF and Board of Directors and shareholders of Acquisition Sub shall have approved this Agreement and the transactions contemplated herein.

      Section 6.3 Officer's Certificate. MIT shall be furnished with a certificate dated the Closing Date and signed by a duly authorized officer of HMLF to the effect that: (a) the representations and warranties of HMLF set forth in the Agreement and in all Exhibits, Schedules and other documents furnished in connection herewith are in all material respects true and correct as if made on the Effective Time; and (b) HMLF had performed all covenants, satisfied all conditions, and complied with all other terms and provisions of the Agreement to be performed, satisfied or complied with by it as of the Effective Time; (c) since such date and other than as previously disclosed to MIT, HMLF has not entered into any material transaction other than transactions which are usual and in the ordinary course of its business; and (d) no litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of HMLF, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the attached schedules provided by HMLF, by or against HMLF which might result in any material adverse change in any of the assets, properties, business or operations of HMLF.

      Section 6.4 No Material Adverse Change. There shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of HMLF.

      Section 6.5 SEC Filings. HMLF shall have made all filings required of it by the Exchange Act on a timely basis, including but not limited to its Form 10-KSB for the fiscal year 2005, and shall have made such other fillings such that HMLF is "current" in its reporting requirements pursuant to the Exchange Act.

      Section 6.6 Spin-Out Transaction; Cancellation. At closing, HMLF shall complete the spin-out transaction in the manner contemplated in "Proposal 2" of its Definitive 14C Information Statement filed with the Securities Exchange Commission on June 2, 2006, whereby all of the assets and all of the liabilities of HMLF shall be transferred to Cimerman, and the Preferred Stock and the amount of shares of HMLF common stock that must be retired after Cimerman retains 240,000 shares of HMLF Common Stock after the reverse stock split set forth in section 3.6 is undertaken, and any outstanding indebtedness due to Cimerman shall be cancelled (the "Spin-out").

      Section  6.7 Reverse  Stock  Split.  The reverse  stock split set forth in section 3.6 hereof shall have been effected.

      Section 6.8 Fairness Opinion.

      (a) HMLF shall have delivered to MIT a fairness opinion that, in form and substance is satisfactory to MIT, with respect to the Spin-out and the Merger.

      (b) HMLF shall be responsible for the cost and expense of obtaining the farness opinion referred to in Section 6.8(a), provided, however, that MIT will pay for the fairness opinion, up to a maximum amount of $25,000, in the event this Agreement fails to close because of MIT's uncured breach of this Agreement or MIT does not satisfy a condition of closing set forth in Article V hereof.

      Section 6.9 Delivery of Financials. HMLF shall have delivered to MIT unaudited financial statements of their most recent fiscal quarter, reviewed by an independent auditor, not later than ten business days prior to Closing.

      Section 6.10 Officer Resignations. HMLF shall have delivered to MIT the resignations of all of the incumbent officers of HMLF, each effective as of the Closing Date.

      Section 6.11 Director Resignations. On the Closing Date, all but two of the incumbent directors of HMLF shall resign from office and deliver their written resignations to MIT, which shall appoint two persons to fill the vacant positions. Should HMLF have only one director as of the Closing Date, that person shall remain on the Board of Directors, and MIT shall appoint one member to the Board of Directors. Simultaneously with the either the resignation of one-half of the incumbent directors or the appointment of a single director chosen by MIT, the Board of Directors shall create an executive committee consisting solely of directors selected by MIT. The Board of Directors shall delegate all of the directors' powers that may be delegated to committees pursuant to Nevada Corporate Law to the executive committee. HMLF shall distribute to its shareholders information with respect to the new directors to be elected to the Board in accordance with Rule 14f-1 of the Exchange Act and following the expiration of any applicable notice period, HMLF's incumbent directors shall resign, and be replaced by the directors chosen by the holders of a majority of the then outstanding shares of common stock of HMLF. Each resigning person shall confirm in writing that he or she does not owe and is not owed anything by HMLF. Other than the foregoing actions, the incumbent HMLF director(s) that remain(s) in office shall not authorize any other actions by HMLF or any subsidiary without the written consent of the holders of a majority of the shares of MIT common stock. As soon as practicable after Closing, HMLF shall send a notice to its stockholders in order to comply with Rule 14f-1 of the Exchange Act.

      Section  6.12  Use  of  Cash  Consideration.   HMLF  shall  use  the  Cash
Consideration (as defined in Section 3.4) for no other purposes than the repayment of those obligations set forth in Schedule 6.12, attached.

      Section 6.13. Indemnity Agreement. Cimerman shall deliver to MIT an Indemnity Agreement of Cimerman Holding Co., Inc. (an entity by this name or a similar name to be formed prior to Closing) whereby Cimerman Holding Co., Inc. indemnifies MIT from all liabilities assumed by HMLF which is, in form and substance, satisfactory to MIT.

                                   ARTICLE VII
                                  MISCELLANEOUS

      Section 7.1 Brokers and Finders. Each party hereto hereby represents and warrants that it is under no obligation, express or implied, to pay certain finders in connection with the bringing of the parties together in the negotiation, execution, or consummation of this Agreement. The parties each agree to indemnify the other against any claim by any third person for any commission, brokerage or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

      Section 7.2 Section 7.2 Law, Forum and Jurisdiction. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to any applicable conflicts of law. The parties hereto irrevocably further consent to the jurisdiction of the courts of the State of New York and of any Federal court located in New York City in connection with any action or proceeding arising out of or relating to this Agreement, any document or instrument delivered pursuant to, in connection with or simultaneously with this Agreement, or a breach of this Agreement or any such document or instrument.

      Section 7.3 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to a party or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:

         To HMLF:    Homelife, Inc.                               With a       Anslow & Jaclin, LLP
                     Attn. Andrew Cimerman, President             copy to:     Attn: Richard I. Anslow, Esq.
                     1503 South Coast Drive, Suite 204                         195 Route 9 South
                     Costa Mesa, California 92626                              Manalapan, NJ 07726
                     Telephone: (714) 241-3030                                 Telephone: (732) 409-1212
                     Facsimile: (714)                                          Facsimile: (732) 577-1188

         To MIT:     MIT Holding, Inc.                            With a       McLaughlin & Stern, LLP
                     Attn. William C. Parker, President           Copy to:     Attn: Steven W. Schuster, Esq.
                     37 West Fairmount Avenue                                  260 Madison Ave.
                     Suite 202                                                 New York, NY 10016
                     Savannah, Georgia 31406                                   Telephone: (212) 260-8896
                     Telephone: (912) 925-1905                                 Facsimile: (212) 448-0066
                     Facsimile: _(912) 925-1765

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed or telegraphed.

      Section 7.4 Attorneys' Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

      Section 7.5 Confidentiality. Each party hereto agrees with the other party that, unless and until the transactions contemplated by this Agreement have been consummated, they and their representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except: (i) to the extent such data is a matter of public knowledge or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

      Section 7.6 Third Party Beneficiaries. This contract is solely between HMLF and MIT and except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor, creditor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

      Section 7.7 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understanding, agreements, representations or warranties, written or oral, except as set forth herein. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

      Section 7.8 Survival. Except as otherwise provided herein, the representations, warranties and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for 24 months. Notwithstanding the foregoing, the representations, warranties and covenants of the respective parties on matters of or relating to federal and state taxes shall extend to the expiration of the matters' applicable statute of limitations.

      Section 7.9 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

      Section 7.10 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

      Section 7.11 Expenses. Each party herein shall bear all of their respective costs and expenses incurred in connection with the negotiation of this Agreement and in the consummation of the transactions provided for herein and the preparation thereof, except as provided in Section 7.16. HMLF shall pay its expenses in connection with this Agreement on the Closing Date.

      Section 7.12 Headings; Context. The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

      Section 7.13 Benefit. This Agreement shall be binding upon and shall inure only to the benefit of the parties hereto, and their permitted assigns hereunder. This Agreement shall not be assigned by any party without the prior written consent of the other party.

      Section 7.14 Public Announcements. Except as may be required by law, neither party shall make any public announcement or filing with respect to the transactions provided for herein without the prior consent of the other party hereto. Notwithstanding the foregoing, MIT may disclose this Agreement in connection with obtaining additional financing.

      Section 7.15 Severability. In the event that any particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.

      Section 7.16 Failure of Conditions; Termination. In the event any of the conditions specified in this Agreement shall not be fulfilled on or before the Closing Date, then the party which benefits from the satisfaction of such condition has the right either to proceed or, upon prompt written notice to the other, to terminate and rescind this Agreement. In such event, the party that has failed to fulfill the conditions specified in this Agreement will liable for the other party's legal fees. The election to proceed shall not affect the right of such electing party reasonably to require the other party to continue to use its efforts to fulfill the unmet conditions.

      Section 7.17 No Strict Construction. The language of this Agreement shall be construed as a whole, according to its fair meaning and intendment, and not strictly for or against either party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or terms or conditions hereof.

      Section 7.18 Execution Knowing and Voluntary. In executing this Agreement, the parties each acknowledge and represent that each: (a) has fully and carefully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprised by its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; (c) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

      Section 7.19 Amendment. At any time after the Closing Date, this Agreement may be amended by a writing signed by all parties, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

      Section 7.20 Completion of Schedules. The parties hereto acknowledge that this Agreement has been executed prior to the completion of the Schedules attached hereto. As soon as practicable, but in no event later than the five days following the date hereof (the "Delivery Period"), each of the parties hereto shall deliver full and complete Schedules. The Schedules shall be organized in a reasonable manner to facilitate each party's evaluation of such material. Each party shall have the right to terminate this Agreement within five days after the receipt of the Schedules of the other party hereto. In the event that both parties have not delivered the Schedules within the Delivery Period, unless extended, then this Agreement shall automatically terminate without any further action by the parties hereto. In the event that this Agreement is terminated pursuant to this paragraph, then neither party hereto shall have any liability to any party hereto pursuant to this Agreement or in connection with the transactions contemplated hereby.


                     [SIGNATURES FOLLOW ON SUBSEQUENT PAGE]

      IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed and entered into as of the date first above written.


HOMELIFE, INC.

By:       s/s
          Name:       Charles Goodson
          Title:     Vice President


HOMELIFE ACQUISITION CORP.

By:       s/s
          Name:      Charles Goodson
          Title:     Vice President


MIT HOLDING, INC.

By:       s/s
          Name:      William C. Parker
          Title:     President


s/s
Andrew Cimerman, Indvidually


CONSENTED TO:


         ABSTAINED
         Andrew Cimerman, Director


         s/s
         Marie May, Director


         s/s
         Terry A. Lyles, Ph.D., Director


         s/s
         F. Bryson Farrill, Director